SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 26, 2001

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-6159	63-0589368

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

417 North 20th Street, Birmingham, Alabama 35203

(Address, including zip code, of principal executive office)

(205) 944-1300

(Registrant’s telephone number, including area code)

Item 5. Other Events.

      On February 26, 2001, we issued $296,392,000 of 8.00% junior subordinated debentures to a subsidiary, Regions Financing Trust I, a Delaware statutory business trust. The junior subordinated debentures mature on February 28, 2031, and were issued under a Subordinated Debt Indenture, which we entered into with Bankers Trust Company, as Trustee, and a First Supplemental Indenture, which we entered into with Bankers Trust Company, as trustee, each as of February 26, 2001. The First Supplemental Indenture is included in this report as Exhibit 4.14.

      Regions Financing Trust I concurrently issued $287,500,000 of 8.00% trust preferred securities in a public offering, as well as $8,892,000 of trust common securities to us. The trust preferred securities were issued pursuant to an Amended and Restated Declaration of Trust and were sold pursuant to an Underwriting Agreement dated as of February 16, 2001, by and among us, Salomon Smith Barney Inc. and certain other underwriters set forth on Schedule I of the Underwriting Agreement. The Underwriting Agreement is included in this report as exhibit 1.4.

      In connection with the issuance of the trust preferred securities, certain matters relating to United States federal income tax considerations were passed upon for us by Alston & Bird LLP. The tax opinion of Alston & Bird LLP is included in this report as exhibit 8.1.

      On February 26, 2001, we also filed a preliminary prospectus supplement with the Securities and Exchange Commission in connection with a proposed offering of Subordinated Notes. This preliminary prospectus supplement included a statement regarding computation of our consolidated ratios of earnings to fixed charges and preferred stock dividends for the year ended December 31, 2000, on a pro forma basis, as if we had issued the 8.00% junior subordinated debentures prior to December 31, 2000 instead of on the actual date of issuance, February 26, 2001. This statement is included in this report as exhibit 12.2.

Item 7. Financial Statements and Exhibits.

Exhibit
1.4	Underwriting Agreement for trust preferred securities.
4.14	First Supplemental Indenture.
8.1	Opinion of Alston & Bird LLP regarding certain tax consequences.
12.2	Statement regarding computation of ratios of earnings to fixed charges and preferred stock dividends.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION
(Registrant)

	By:	/s/ D. Bryan Jordan

D. Bryan Jordan
Executive Vice President and
Comptroller

Date: February 28, 2001

INDEX TO EXHIBITS

Exhibit

1.4	Underwriting Agreement for trust preferred securities.

4.14	First Supplemental Indenture.

8.1	Opinion of Alston & Bird LLP regarding certain tax consequences.

12.2	Statement regarding computation of ratios of earnings to fixed charges and preferred stock dividends.